UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The disclosure under Item 8.01 below is incorporated herein by reference.

Item 8.01.	Other Events.

On May 20, 2010, Pharmacyclics, Inc., a Delaware corporation (the “Company”), announced that the abstract it submitted for the Annual Meeting (the “ASCO Meeting”) of the American Society of Clinical Oncology (“ASCO”) being held June 4-8, 2010 in Chicago, Illinois was released today by ASCO.

The abstract was chosen for an oral presentation. The Company will provide a material clinical update on all dosed patients at the time of the oral presentation. The Company will issue a press release and hold a conference call relating to the clinical data that will be presented at the ASCO Meeting on Monday, June 7, 2010 at 8:30 a.m. Eastern Time.

The foregoing description is qualified in its entirety by reference to the Company’s Press Release dated May 20, 2010, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Pharmacyclics, Inc. dated May 20, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2010

PHARMACYCLICS, INC.

	By:	/s/ Rainer M. Erdtmann
		Name:	Rainer M. Erdtmann
		Title:	Vice President, Finance & Administration and Secretary